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                                                                 Exhibit 10.11

                                    AGREEMENT

                              Entered into between

                          COLORSMART.COM OR ITS NOMINEE

                                       and

                               DIMITRI HARALAMBOUS

                          (Identity No. 5912035073080)


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                                TABLE OF CONTENTS

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CLAUSE NO.                         DESCRIPTION                      PAGE

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1           INTERPRETATION AND PRELIMINARY ........................   2

2           APPOINTMENT OF EMPLOYEE AND FURTHER BRANCHES ..........   6

3           PERIOD OF EMPLOYMENT ..................................   6

4           EFFECT OF TERMINATION OF EMPLOYMENT ...................   7

5           SUSPENSION OF EMPLOYMENT ..............................   8

6           DUTIES OF EMPLOYEE ....................................   8

7           REMUNERATION ..........................................  10

8           INVENTIONS, DISCOVERIES AND COPYRIGHT .................  10

9           LEAVE .................................................  11

10          OUT OF POCKET EXPENSES ................................  12

11          RESTRAINT OF TRADE ....................................  12

12          GENERAL ...............................................  17

13          DOMICILIUM CITANDI ET EXECUTANDI ......................  18

14          RESIGNATION ...........................................  19

15          COSTS .................................................  19

16          SMOKING POLICY ........................................  19

17          SAFETY AND HEALTH .....................................  20

18          COUNTERPARTS ..........................................  20


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WHEREBY IT IS AGREED AS FOLLOWS:

1.        INTERPRETATION AND PRELIMINARY

          The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears -

          1.1.      words importing -

                    1.1.1.    any one gender include the other two genders;

                    1.1.2.    the singular include the plural and vice versa;
                              and

                    1.1.3. natural persons include created entities (corporate or unincorporated) and the state and vice versa;

          1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

                    1.2.1.    "Act" means the Labour Relations Act, 1995;

                    1.2.2. "board" means the board of directors of the company from time to time;

                    1.2.3. "competing services" means any services rendered in competition with the prescribed services;

                    1.2.4. "company" means Colorsmart.Com Inc. A Nevada corporation with limited liability incorporated in terms of the laws of the USA with registered office at 537 Mayatt Drive, Madison, Tennessee or its nominee as appointed in terms of the agreement of sale between Colorsmart.Com Incorporated and Top Copy CC;


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                    1.2.5.    "employee" means Dimitri Haralambous an adult male
                              currently residing at Ta Meteora, Price Drive, Constantia, Cape Town, Republic of South Africa;

                    1.2.6.    "effective date" means 1 May 1999;

                    1.2.7. "prescribed areas" means each magisterial district in the Western Cape;

                    1.2.8.    "prescribed clients" means any person -

                              1.2.8.1. who is or was a client of the company at the termination date or of Top Copy at the effective date; or

                              1.2.8.2. who is or was a prospective client of the company at the termination date or of Top Copy at the effective date whom the employee had approached to do business with the company within the period of 1 (one) year preceding the termination date or whom the employee had approached to do business with Top Copy, within the period of one year preceding the effective date; or

                              1.2.8.3.  to whom prescribed services were
                                        rendered by the company within the
                                        period of 1 (one) year preceding the
                                        termination date or by Top Copy within
                                        the period of one year preceding the
                                        effective date;

                    1.2.9. "prescribed services" means any services rendered by the company or Top Copy in the ordinary course of business;

                    1.2.10.   "prescribed suppliers" means any person who -

                              1.2.10.1. is or was a supplier of prescribed
                                        services to the company at the
                                        termination date or to Top Copy at the
                                        effective date; or


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                              1.2.10.2. was a prospective supplier of prescribed
                                        services to the company at the
                                        termination date or to Top Copy at the
                                        effective date whom the employee had
                                        approached to do business with the
                                        company within the period of 1 (one)
                                        year preceding the termination date or
                                        with Top Copy within the period of one
                                        year of the effective date;

                              1.2.10.3. supplied prescribed services to the
                                        company within the period of 1 (one)
                                        year preceding the termination date or
                                        to Top Copy within the period of one
                                        year preceding the effective date;

                    1.2.11. "termination date" means the date upon which the employee's employment by the company ceases being, 1 September 2001 or is terminated for any reason whatsoever, whichever occurs first;

                    1.2.12. "Top Copy" means the business of copying and specialist printing and bureau digital printing presently conducted by Top Copy CC, under the name TOP COPY as sold in terms of an agreement of sale between Colorsmart.com and Top Copy CC dated 20 May 1999.

          1.3. any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;

          1.4. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

          1.5. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

          1.6. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the


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                    last day shall be the next succeeding day which is not a
                    Saturday, Sunday or public holiday;

          1.7. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

          1.8. expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

          1.9. reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

          1.10. the use of any expression in this agreement covering a process available under South African law such as a winding-up (without limitation elusdem generis) shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

          1.11. where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

          1.12. the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

          1.13. the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement, shall not apply.


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2.        APPOINTMENT OF EMPLOYEE AND FURTHER BRANCHES

          2.1. The Company appoints the employee as the manager of the Claremont Branch of Top Copy. The employee accepts such appointments.

          2.2. If the company decides to establish further branches, the company shall offer the position of manager of the first two subsequent branches established by the company, to the employee. The terms of such appointment(s) to be agreed upon by the parties within 14 (fourteen) days of the company making the offer to the employee to manage the branch in question. Notwithstanding the aforementioned it is agreed that the minimum remuneration that shall be offered to the employee in respect of such appointment(s) in addition to the remuneration payable to terms of 7.1 shall be -

                    2.2.1 R7 500,00 (seven thousand five hundred rand) payable at the end of the first month of commencement of conducting business by the new branch;

                    2.2.2. R7 500,00 (seven thousand five hundred rand) payable at the end of the first month of commencement of conducting business by the new branch;

                    2.2.3. R10 000,00 (ten thousand rand) payable at the end of the first month of commencement of conducting business by the new branch;

                    2.2.4. the remuneration in respect of the remaining term of appointment shall be agreed upon by the parties, but shall not be less than R10 000,00 (ten thousand rand) for the remaining term of the appointment.

3.        PERIOD OF EMPLOYMENT

          The employee's employment shall commence on 1 September 1999 until 1 September 2001 thereafter it shall be terminable on not less than 1
          (one) calendar months' written notice given by the company or the employee to the other, provided that:


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          3.1.      the company shall be entitled to terminate the employee's
                    employment summarily (or on such other basis as it considers appropriate) if the employee:

                    3.1.1. is guilty of conduct justifying a summary dismissal according to the common law; and/or

                    3.1.2. is guilty of conduct which is likely to bring himself or the company into disrepute or is convicted of an offence involving dishonesty; and/or

                    3.1.3. commits a breach of any of the terms of this agreement; and/or

                    3.1.4.    becomes incapacitated, which shall mean that -

                              3.1.4.1. he is precluded in terms of any statute from holding office as a director; or

                              3.1.4.2.  he has suffered some illness or
                                        disability which has precluded him from
                                        providing his services hereunder for a
                                        period in excess of 28 (twenty eight)
                                        days in the determination of which
                                        intermittent returns to work or service
                                        which do not constitute a bona fide
                                        resumption of duties shall be
                                        disregarded;

                    Any termination in terms of this clause 3 will not be or deemed to be unlawful, unfair or an unfair labour practice as defined in the Act. To the extent that such termination may otherwise have accorded the employee the right to seek reinstatement by, or any other form of redress against the company whether under the Act or otherwise, such right is hereby waived by the employee.

4.        EFFECT OF TERMINATION OF EMPLOYMENT

          The termination of the employee's employment for any reason whatsoever shall not affect the operation of any provisions of this agreement to the extent to which they confer rights or impose obligations upon the parties which are exerciseable or enforceable after the termination date, and such provisions shall to that extent continue to be of full force and effect. The termination of the employee's


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          employment shall furthermore not prejudice any rights which have accrued to the parties as at the termination date.

5.        SUSPENSION OF EMPLOYMENT

          If the company suspects that the employee is guilty of the conduct referred to in clause 3.1 and/or clause 3.1.1, or any other conduct which may, if proved, justify his dismissal, or has committed a breach of any of the terms of this agreement, it may, pending a duly constituted enquiry into the alleged conduct in question, but without prejudice to its right of summary dismissal in terms of clause 3.1 and without giving rise to any claim for damages or otherwise against it, suspend the employee for a period not exceeding 30 days during which the employee shall:

          5.1. not be entitled to attend work at the premises of the company;

          5.2.      be entitled to his normal salary.

6.        DUTIES OF EMPLOYEE

          The employee shall:

          6.1. devote the whole of his time and attention during the company's normal business hours, and such reasonable amount of additional time as may be necessary on an unpaid basis, having regard to the exigencies of the business of the company, to the business and affairs of the company and shall not, before the termination of this agreement or during any period after such date in which he is employed by the company, without the company's prior written consent, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise, and whether for reward or not, directly or indirectly be interested or engaged in or concerned with or employed by any business, trade, undertaking or concern:

                    6.1.1.    other than that of the company; or

                    6.1.2. which competes with any business carried on by the company,

                    the undertakings in clauses 6.1.1 and 6.1.2 being separate, provided that he shall not be deemed to have breached his undertakings by reason of:


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                    6.1.3.    his having bona fide financial interests in
                              businesses, trades, undertakings or concerns which do not directly or indirectly compete with the company which have been disclosed to the company in writing and/or after disclosing his intention to do so to the company in writing he accepting appointment as a non-executive director of such businesses, trades, undertakings or concerns and devoting a reasonable amount of time to such financial interests and directorships, provided that no such interests of or activities by the employee are prejudicial to or adversely affect the performance of his duties hereunder; and/or

                    6.1.4. his holding shares in any company the shares of which are listed on a recognised stock exchange if the shares owned by him and the persons, companies and trusts referred to in clause 11.3.4 do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company; and/or

                    6.1.5. he being an officer of or holding shares in the company;

          6.2. obey the orders and directions of the board, any managing director and any properly authorised officer or official of the company, shall carry out such functions and duties as are from time to time assigned to him and are consistent with his status and use his utmost endeavours to protect and promote the business and interests of the company and to preserve its reputation and goodwill;

          6.3. not, during the operation of this agreement or thereafter, regardless of the reason for termination of his employment, use for his own benefit or for the benefit of any other person or divulge or communicate to any person or persons, except to those of the officials of the company whose province it is to know the same, any of the company's secrets or nay other information which he may receive or obtain in relation to the company's affairs or its customers or to the working of any process or invention or to any marketing technique which is carried on or used by the company;


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          6.4       be true and faithful to the company in all dealings and
                    transactions whatsoever relating to its business and interests;

          6.5. submit to the board or to any person nominated by it, such information and reports as may be required of him in connection with the performance of his duties and the business of the company;

          6.6. not, at any time during the operation of this agreement, directly or indirectly, act in the manner referred to in clause 11.3 and 11.4 or attempt to do so;

          6.7 disclose to the board forthwith all acts and omissions known to him of any other employee of the company which constitute a breach of his or her obligations to the company from whatsoever cause arising;

7.        RENUMERATION

          7.1. As remuneration for his services hereunder the company shall pay the employee a salary at the rate of R15 000 (fifteen thousand rand) per month which shall be payable on the last business day of each month and which shall be subject to review, but not reduction, by the company from time to time. The package may be structured in such a manner as may lawfully achieve the optimum fax efficiency for the benefit of the employee.

          7.2. The company shall pay the employee a performance-based bonus at the end of each financial year in accordance with the criteria to be agreed upon between the company and the employee within a reasonable period after the commencement of his employment and such bonus shall be based upon the performance of Top Copy. Only as regards in his first performance appraisal, the company guarantees the employee a minimum performance bonus of R25 000,00 (twenty five thousand rand) at the end of September, 2000.

8.        INVENTIONS, DISCOVERIES AND COPYRIGHT

          8.1. Any discovery or invention or secret process or improvement in procedure made or discovered by the employee in the course and scope of his employment by the company in connection with or in any way affecting


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                    or relating to the business of the company or capable of
                    being used or adapted for use by the company or in connection with its business shall be disclosed to the company and shall belong to and be the absolute property of the company.

          8.2. The employee shall, if and when required by the company, apply or join with the company at its expense in applying for Letters Patent or other equivalent protection in the Republic of South Africa or in any other part of the world for such discovery, invention, process or improvement and shall at the company's expense execute all instruments and do all things necessary for vesting the said Letters Patent or other equivalent protection in the name of the company as sole beneficial owner or in the name of such other person as the company may nominate.

          8.3. Insofar as may be necessary the employee assigns to the company the copyright in all present and future works eligible for copyright, including, without limitation, literary or artistic works or software programmes of which he may be the author, which works were or are created, complied, devised or brought into being during the course and scope of his employment by the company. No consideration shall be payable by the company to the employee in respect of this assignment.

          8.4. All reports, manuals, financial statements, budgets, indices, research papers, letters or other similar documents (the nature of which is not limited by the specific reference to the aforegoing items) which are created, compiled or devised or brought into being by the employee or come into the employee's possession during the course and scope of his employment by the company and all copies thereof will be the property of the company and, upon the termination date or earlier if required by the company, such documents and all copies shall be returned to the company.

9.        LEAVE

          The employee shall be entitled to 28 (twenty-eight) days leave on full pay in respect of each 12 (twelve) months' cycle of employment, to be taken at such time or times as are convenient to the company. Leave not taken when it is due otherwise than at the instance of the company may not be accumulated.


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10.       OUT OF POCKET EXPENSES

          The company shall refund to the employee the out-of-pocket expenses incurred by him on behalf of the company which are substantiated by vouchers therefore and which have been approved by the board or are incurred in accordance with the principles determined by it from time to time.

11.       RESTRAINT OF TRADE

          11.1.     It is agreed that in the course of his duties the employee:

                    11.1.1. has acquired and/or will acquire considerable know-how in and will learn of the company's techniques and/or business methods relating to the provision of Copying on demand and Printing Services and other related services;

                    11.1.2. will have access to names of clients and suppliers with whom the company does business whether embodied in written form or otherwise;

                    11.1.3. will have the opportunity of forging personal links with clients and suppliers of the company; and

                    11.1.4. generally will have the opportunity of learning and acquiring the trade secrets, business connections and other confidential information appertaining to the company's business;

          11.2. It is acknowledged that the only effective and reasonable manner in which the company's rights in respect of its business secrets and client connection can be protected is the restraint imposed upon the employee in terms of this clause 11, subject to the payment by the company to the employee of the amount of R240 000,00 (two hundred and forth thousand rand) which said R240 000,00 (two hundred and forty thousand rand) shall be payable by the company to the employee in 2 (two equal annual payments of R120 000,00 (one hundred and twenty thousand rand) each, the first whereof shall be due and payable by the company to the employee on 1 September 1999 and the second and subsequent payments being due and payable by the company to the employee on 1 September 2000.


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          11.3.     Without derogating from the employee's obligations under
                    clause 6.1 the employee shall not, for 2 (two) years from the termination date, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise and whether for reward or not, directly or indirectly;

                    11.3.1.   carry on; or

                    11.3.2. be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern which carries on;

                    in any of the prescribed areas any business which sells prescribed goods or renders prescribed services or competing services or in the course of which prescribed goods are sold or prescribed services or competing services are rendered; provided that the employee shall not be deemed to have breached his undertaking by reason of his:

                    11.3.3.   holding shares in the company; or

                    11.3.4. holding shares in any company the shares of which are listed on a recognized stock exchange if the shares owned by -

                              11.3.4.1. him;

                              11.3.4.2. his ascendants and descendants;

                              11.3.4.3. his spouse;

                              11.3.4.4. any person related to him or his spouse
                                        within the third degree of
                                        consanguinity;

                              11.3.4.5. any trust created primarily for the
                                        benefit of one or more of the persons
                                        referred to in clauses 11.3.4.1 to
                                        11.3.4.5; and


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                              11.3.4.6. any company effectively controlled by
                                        one or more of the persons and trusts
                                        referred to in clauses 11.3.4.1 to
                                        11.3.4.5

                              do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company.

          11.4. The employee undertakes that neither he nor any company, close corporation, firm, undertaking or concern in or by which he is directly or indirectly interested or employed will within 2 (two) years after the termination date and whether for reward or not, directly or indirectly -

                    11.4.1. encourage or entice or incite or persuade or induce any other employee or the company, who was employed whilst the employee was employed by the company and who is engaged or participates in the sale or other marketing by the company of the prescribed goods, or in a material respect in the rendering or in the marketing of the prescribed services, to terminate his employment by the company; or

                    11.4.2. furnish any information or advice to any employee to whom clause 11.4.1 applies or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment by the company and/or becoming employed by or directly or indirectly in any way interested in or associated with any other company, close corporation, firm, undertaking or concern; or

                    11.4.3. furnish any information or advice (whether oral or written) to any prescribed client that the employee intends to or will (whether as proprietor, partner, director shareholder, member, employee, consultant, contractor, financier, agent, representative or otherwise) directly or indirectly, be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern carried on in any of the prescribed areas which sells prescribed


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                              goods or competing goods or renders prescribed
                              services or competing services or in the course of which prescribed goods or competing goods are sold or prescribed services or competing services are rendered after the expiry of 2 (two) years after the termination date; or

                    11.4.4. furnish any information or advice (whether oral or written) to any prescribed client or use any other means or take any other action which is directly or indirectly designed, or in the ordinary course of events calculated, to result in any such prescribed client terminating its association with the company and/or transferring its business to or purchasing any prescribed goods or competing goods or accepting the rendering of any prescribed services or competing services from any person other than the company, or attempt to do so.

          11.5. Without derogating from the obligations imposed by this clause 11 the employee undertakes that neither he nor any company, firm, undertaking or concern in or by which he is directly or indirectly interested, engaged, concerned or employed will for a period of 2 (two) years after the termination date directly or indirectly, whether as proprietor, partner, director, shareholder, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise in any part of the prescribed areas and whether for reward or not;

                    11.5.1. solicit orders from prescribed clients for the prescribed services or any competing services;

                    11.5.2. canvass business in respect of the prescribed services from prescribed clients;

                    11.6.3.   sell or otherwise supply to any prescribed client;

                    11.5.4. render any competing service to any prescribed client;

                    11.5.5. purchase from any prescribed supplier or accept the rendering of any prescribed services from it;


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                    11.5.6.   solicit appointment as a distributor, licensee,
                              agent or representative of any prescribed supplier in respect of prescribed services, including on behalf of or for the benefit of a prescribed supplier.

          11.6. Each of the undertakings set out in this clause 11 (including those appearing in a single clause) is severable inter alia as to:

                    11.6.1.   nature of interest, act or activity;

                    11.6.2. the categories of persons falling within the definition of prescribed clients;

                    11.6.3. the categories of goods falling within the definition of the competing goods;

                    11.6.4. the categories of services falling within the definition of the prescribed services and competing services;

                    11.6.5. the categories of persons falling within the definition of prescribed supplier;

                    11.6.6. the individual magisterial districts and areas which are defined as the prescribed areas and are acknowledged to be reasonably required for the protection of the company and are generally fair and reasonable.

          11.7. The employee acknowledges that the company will suffer financial harm and lose if he breaches any provision of this clause 11. Upon the breach of any of the provisions of clause 11.3 the company shall be entitled to enforce the restraint in question and, in addition or alternatively thereto, as the company may elect, be entitled to claim and recover from the employee the sum of ten thousand rand per month during the period of the breach, and to the extent that it is not prohibited from doing so by any law, to set off its claim against any amount due by it to the employee (and he authorizes the company to do so) and to recover its claim from any benefits due to the employee from any pension funds due to the


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                                                                         Page 17


                    employee and, to the extent not precluded by law, he cedes his right to those benefits to the company accordingly.

12.       GENERAL

          12.1. No remedy granted by this agreement shall exclude any other remedy available at law.

          12.2. No amendment of this agreement or any consensual cancellation thereof or any part thereof shall be binding on the parties unless reduced to a written document and signed by them.

          12.3. If any of the terms of this agreement, such as the rate of remuneration payable to the employee, are varied, the other terms shall, unless otherwise agreed in writing, remain of full force and effect.

          12.4. No relaxation or indulgence which the company may show to the employee shall in any way prejudice or be deemed to be a waiver of its rights hereunder nor shall such relaxation or indulgence preclude or estop the company from exercising its rights in terms of this agreement in respect of any further breach.

          12.5. This agreement constitutes the whole agreement between the parties and no warranties or representations whether express or implied have been given or made by the company to the employee.

          12.6. Subject to the provisions of clause 3 the employee's employment by the company shall be governed by the provisions of any applicable agreement or determination concluded in terms of the Act and/or the Wage Act of 1957, and/or the provisions of any applicable law.

          12.7. Any term of this agreement which conflicts with the provisions of any agreement or determination referred to in this agreement, or any applicable law shall be treated as pro non scripto and shall be severed from the balance of this agreement, which shall continue to be of full force and effect.


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          12.8.     The company shall be entitled to cede and delegate all or
                    any of its rights and obligations under this agreement to the successor in title of the undertakings of the company or any member thereof, whether such cession and delegation takes place before or after the termination date.

13.       DOMICILIUM CITANDI ET EXECUTANDI

          13.1. The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses;

                    13.1.1.   the company:

                              Physical:   2nd Floor, Ransen House, Constitution
                                          Street, Cape Town

                              Postal:     10118 Caledon Square 7905

                              Telefax:    (021) 441 2287

                    13.1.2.   the employee: Dimitri Haralambous

                              Physical:   Ta Meteora, Price Drive Constantia,
                                          Cape Town

                              Postal:     PO Box 346
                                          Constantia
                                          7848

                              Telefax:    021 794 3039

          13.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

          13.3. Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in South Africa or its postal address or its telefax number, provided that the change shall become effective on the 7th business day from the deemed receipt of the notice by the other party.


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                                                                         Page 19


          13.4      Any notice to a party:

                    13.4.1. sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th business day after posting unless the contrary is proved);

                    13.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

                    13.4.3. sent by telefax to its chosen telefax number stipulated in clause 13.1, shall be deemed to have been received on the date of despatch unless the contrary is proved).

          13.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

14.       RESIGNATION

          14.1. If the employee is a Director of the company on termination date the employee will ipso facto resign as a Director of the Company.

          14.2. The employee hereby irrevocably appoints the then auditors of the company as his agent in rem suam to sign all such documents and to do all such acts as may be necessary to effect and implement such resignation.

15.       COSTS

          The costs of and incidental to the drawing of this agreement and the stamp duty hereon shall be paid by the company.

16.       SMOKING POLICY

          It is the policy of the company not to permit smoking in the premises from which the company conducts its business.


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                                                                         Page 20


17.       SAFETY AND HEALTH

          The employee acknowledges that he is aware of the dangers to his safety and health attached to the work he has to perform, any article or substance he has to produce, process, use, handle, store or transport and any plant and machinery, which he is required or permitted to use, and also with the precautionary measures to be taken and observed with respect of those dangers.

18.       COUNTERPARTS

          This agreement may be entered into in any number of counterparts and by the parties to this agreement on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE               PLACE                WITNESS                  SIGNATURE
----               -----                -------                  ---------

                                                        For: COLORSMART.COM

                               1. /s/ [ILLEGIBLE]
                                 -------------------
[ILLEGIBLE] 99  Madison, TN                             /s/ Roger D. [ILLEGIBLE]
--------------  -----------                             ------------------------
                               2.
                                 -------------------


                               1. /s/ [ILLEGIBLE]
                                 -------------------
8/7/99          Cape Town                               /s/ Dimitri Haralambous
--------------  -----------                             ------------------------
                               2.                       DIMITRI HARALAMBOUS
                                 -------------------


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